Exhibit 99.1

CONTACT:	Julie Lorigan Vice President, Investor Relations
(781) 741-7775

Stacy Berns/Melissa Jaffin – Investor/Media Relations
Berns Communications Group
(212) 994-4660
TALBOTS REPORTS FIRST QUARTER 2008 RESULTS
-Reports Q1 Fiscal 2008 GAAP EPS of $0.03 and
Adjusted EPS from Ongoing Core Operations of $0.21
-Solid Performance Driven By Improved Inventory Management and Expense Control
          Hingham, MA, May 21, 2008 — The Talbots, Inc. (NYSE:TLB) today announced results for the thirteen-week period ended May 3, 2008.
Reported (GAAP) Results
          On a reported (GAAP) basis, net income for the first quarter was $1.6 million or $0.03 per share, compared to reported net income of $5.2 million or $0.10 per share for the thirteen-week period ended May 5, 2007.
Adjusted Results from Ongoing Core Operations
          First quarter net income from ongoing core operations was $11.0 million or $0.21 per share, excluding a net loss of $5.9 million, or approximately $0.11 per share related to the operations of Talbots Kids, Mens and U.K. non-core businesses, which are closing and excluding approximately $3.5 million ($5.2 million pre-tax), or $0.07 per share in restructuring charges associated with strategic initiatives related to its ongoing core operations. This result compares to last year’s $0.14 per share on a comparable basis.
          The Company believes that first quarter 2008 results from ongoing core operations are a more meaningful measure of its performance, versus its non-core operations which reflect businesses that are closing. See the attached tables for a reconciliation of GAAP and non-GAAP and comparison to prior year.
First Quarter Highlights
w	Achieved solid first quarter 2008 results from ongoing core operations of $0.21 per share, above last year’s $0.14 per share on a comparable basis

w	On-track to achieve 2008 financial outlook and deliver shareholder value

w	Talbots brand April comps positive mid-single digits

w	Demonstrated success in improving merchandise gross margin from ongoing core operations, 260 basis points above last year (a 220 basis point improvement on a GAAP basis for total company), driven principally by better overall inventory management at the Talbots brand with leaner inventories, and the change to a monthly markdown cadence

w	Significant progress in closing Talbots Kids/Mens/U.K. businesses and streamlining operations

Results from Ongoing Core Operations/Non Core Operations
          The Company has made significant progress in closing its Talbots Kids, Mens and U.K. stores. In the first quarter, the Company closed a total of 20 stores, which included 11 Talbots Kids and two Talbots Mens stores. As previously stated, the Company expects to complete the closing of its Talbots Kids, Mens and U.K. businesses in the third quarter of 2008.
          Trudy F. Sullivan, Talbots President and Chief Executive Officer, commented, “During the quarter, we focused on the strategic initiatives we put in place to better manage our inventories, control expenses, streamline our operations and innovate our marketing/promotional programs. It was a solid quarter and we are encouraged with our progress, particularly in the Talbots brand, where we have seen a dramatic improvement in our merchandising gross margin.”
Sales Results
          Total consolidated Company sales for the thirteen week period ended May 3, 2008 were $542 million. By brand, retail store sales were $363 million for Talbots compared to $387 million last year, and $71 million for J. Jill compared to $81 million last year.
          Consolidated direct marketing sales, including catalog and Internet, for the thirteen-week period increased 2% to $108 million, compared to $106 million last year.
          Total Company comparable store sales declined 9.8% for the thirteen-week period. By brand, comparable store sales for Talbots and J. Jill decreased 7.4% and 20.2% respectively.
Brand Commentary
          Ms. Sullivan continued, “April was particularly strong for the Talbots brand. Positive mid-single digit comps were marked by a successful annual best customer event across all channels. We also believe that the refreshed visual presentation of our merchandise, consistent across all channels, coupled with a more focused and effective direct marketing campaign was a clear benefit.”
          “Also for our Talbots brand, as we enter the second quarter, inventories are appropriately lean and we anticipate continued improvement in our merchandise gross margin. Further, we are excited to introduce updated visual concepts that reflect a more modern “classic” image, which will be illustrated throughout our June catalog, and fully aligned with our stores and Internet.”
          “For our J. Jill brand, we were clearly disappointed with our first quarter performance. Over the long term, we continue to believe in the growth potential of this brand and remain focused throughout 2008 on key initiatives to improve our product offering, inventory management and enhance the look and feel of our stores, as we build greater brand awareness.”

2

Full Year Outlook
          The Company is maintaining its previously announced guidance for fiscal 2008 earnings from ongoing core operations, excluding Talbots Kids, Mens and U.K. operating results and close down costs, to be in the range of $0.47 to $0.52 per diluted share. The Company is planning for a loss from its non core operations in the range of ($0.64) to ($0.59) per share, for a total loss per share in the range of ($0.17) to ($0.07), compared to the ($3.56) loss per share reported in fiscal 2007.
          Ms. Sullivan added, “As we look ahead, we remain acutely focused on executing against the elements of our strategic plan outlined in April. We are making solid progress in key areas across our business, particularly inventory management and expense control, and look forward to marrying the benefits of our operational initiatives with more compelling visual presentations and product offerings under our new creative and merchandise teams at both brands. We are committed to building on our legacy as the retail destination for the 35+ customer and identifying the right opportunities that will enable us to achieve profitable growth in 2008 and beyond.”
Additional Disclosures
          The Talbots, Inc. is in discussions with financial institutions to increase its working capital line of credit and will provide an update on its progress when appropriate. The Company is in compliance with all covenants of its acquisition term loan agreement for first quarter fiscal 2008.
Conference Call Details
          As previously announced, Talbots will host a conference call today, May 21, 2008 at 10:00 a.m. local time to discuss first quarter 2008 results. To listen to the live call, please dial 866-336-2423, passcode “TLB” or log on to www.thetalbotsinc.com/ir/ir.asp. The call will be archived on its web site www.thetalbotsinc.com for a period of twelve months. In addition, an audio replay of the call will be available shortly after its conclusion and archived until May 23, 2008. This call may be accessed by dialing (800) 642-1687, passcode 48079559.
          The Talbots, Inc. is a leading specialty retailer and direct marketer of women’s apparel, shoes and accessories. The Company currently operates stores in 867 locations in 47 states, the District of Columbia, and Canada, with 595 locations under the Talbots brand name and 272 locations under the J. Jill brand name. Both brands target the age 35 plus customer population. Talbots brand on-line shopping site is located at www.talbots.com and the J. Jill brand on-line shopping site is located at www.jjill.com.

3

******************************************************************************
The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “look,” “believe,” “anticipate,” “outlook,” “will,” “would,” “guidance,” or similar statements or variations of such terms. All of the information concerning our financial outlook (including future profitability, future comparable stores sales, future earnings and other future financial performance or operating measures), future credit facilities, future merchandise purchases, future cash needs, and other future financial performance or financial position constitutes forward-looking information.
Our forward-looking statements are based on a series of expectations, assumptions, estimates and projections about our Company which involve substantial risks and uncertainty, including assumptions and projections concerning our internal plan including our budget for regular-price and markdown selling and operating cash flow for forward periods. All of our forward-looking statements are as of the date of this release only. The Company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially from our forward-looking statements. The Company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized.
Any public statements or disclosures by us following this release which modify or impact any of the forward-looking statements contained in or accompanying this release will be deemed to modify or supersede such statements in or accompanying this release.
Our forward-looking statements involve substantial known and unknown risks and uncertainties as to future events which may or may not occur, including the following risks: the impact of the continued deterioration in the U.S. economic environment, including continued negative impact on consumer discretionary spending, the disruption and significant tightening in the U.S. credit and lending markets, recessionary and inflationary pressures, high energy prices, and declining value of the U.S. dollar; our ability to accurately estimate and forecast future regular-price and markdown selling and operating cash flow; achieving the Company’s sales plan for the year for each of the Talbots and J. Jill brands; achieving the Company’s operating cash flow plan for the year; continued ability to purchase merchandise on open account purchase terms at expected levels; ability to replace the Company’s letter of credit facilities for merchandise purchases from vendors who require such facilities; the Company’s ability to obtain any necessary increases in its credit facilities as may be needed from time to time to fund cash needs; the Company’s ability to reduce any cash spending if needed; successfully executing the Company’s strategic initiatives, including anticipated lower inventory levels, expected operating expense and other cost reductions, the success of the new promotional cadence for the Talbots brand, reduced markdown exposure and improved gross margins, the successful closing of the Talbots Kids and Talbots Mens business concepts and closing of other underperforming stores; and the Company’s ability to continue to satisfy its financial covenants under its existing debt agreements. In each case, actual results may differ materially from such forward-looking information.
Certain other factors that may cause actual results to differ from such forward-looking statements are included in the Company’s periodic reports filed with the Securities and

4

Exchange Commission and available on the Talbots website at www.thetalbotsinc.com under “Investor Relations” and you are urged to carefully consider all such factors.
******************************************************************************
###
(tables to follow)

5

THE TALBOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
Amounts in thousands except per share data

	May 3,	May 5,
	2008	2007
	(13 weeks)	(13 weeks)
Net Sales	$542,438	$573,556

Costs and Expenses
Cost of sales, buying and occupancy	336,893	359,615
Selling, general and administrative	186,408	196,627
Restructuring charges	11,108	—
Impairment of store assets	943	—

Operating Income	7,086	17,314

Interest
Interest expense	5,814	9,651
Interest income	117	368

Interest Expense — net	5,697	9,283

Income Before Taxes	1,389	8,031

Income Tax (Benefit) Expense	(253)	2,791

Net Income	$1,642	$5,240

Net Income Per Share

Basic	$0.03	$0.10

Diluted	$0.03	$0.10

Weighted Average Number of Shares of Common Stock Outstanding

Basic	53,302	52,928

Diluted	53,505	53,908

Cash Dividends Paid Per Share	$0.13	$0.13

THE TALBOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
Amounts in thousands

	May 3,	February 2,	May 5,
	2008	2008	2007
Cash and cash equivalents	$31,816	$25,476	$17,753
Customer accounts receivable — net	226,911	210,853	219,756
Merchandise inventories	319,336	329,104	351,528
Other current assets	87,873	86,414	90,114

Total current assets	665,936	651,847	679,151

Property and equipment — net	465,711	486,733	520,154
Goodwill	113,490	113,490	247,490
Trademarks	139,384	139,384	154,984
Other intangible assets — net	78,435	80,980	89,149
Other assets	21,212	30,545	29,190

TOTAL ASSETS	$1,484,168	$1,502,979	$1,720,118

Accounts payable	$84,575	$171,830	$82,834
Accrued income taxes	1,314	4,829	945
Accrued liabilities	190,013	185,735	157,157
Notes payable to banks	98,625	—	60,000
Current portion of long-term debt	116,865	80,650	80,475

Total current liabilities	491,392	443,044	381,411

Long-term debt less current portion	252,000	308,377	369,012
Deferred rent under lease commitments	146,052	144,569	133,778
Deferred income taxes	1,210	5,646	36,237
Other liabilities	143,567	146,564	156,301
Stockholders’ equity	449,947	454,779	643,379

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,484,168	$1,502,979	$1,720,118

THE TALBOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
Amounts in thousands

	May 3,	May 5,
	2008	2007
	(13 Weeks)	(13 Weeks)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,642	$5,240
Depreciation and amortization	31,411	33,211
Impairment of store assets	943	—
Deferred and other items	2,341	7,875
Changes in:
Customer accounts receivable	(16,080)	(15,074)
Merchandise inventories	9,686	1,449
Accounts payable	(86,403)	(30,776)
Accrued income taxes	(3,407)	(1,011)
All other working capital	8,116	11,261

	(51,751)	12,175

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment	(15,595)	(18,263)
Proceeds from disposal of property and equipment	2,549	—

	(13,046)	(18,263)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from working capital lines of credit (notes payable), net	98,625	15,000
Payments on long-term borrowings	(20,125)	(20,119)
Proceeds from options exercised	870	206
Excess tax benefit from options exercised	74	82
Cash dividends	(7,150)	(7,070)
Purchase of treasury stock	(1,109)	(518)

	71,185	(12,419)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(48)	337

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	6,340	(18,170)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	25,476	35,923

CASH AND CASH EQUIVALENTS, END OF PERIOD	$31,816	$17,753

     SEC Regulation G
THE TALBOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
Reconciliation of GAAP Presentation to Ongoing Core Operations and Non-Core Businesses, and Ongoing Core Operations Before Restructuring Charges Presentation
Amounts in thousands except per share data

	GAAP Basis				Non-GAAP	GAAP Basis			Non-GAAP
	May 3,		Non-GAAP		May 3,	May 5,	Non-GAAP		May 5,
	2008		Adjustments		2008	2007	Adjustments		2007
	(13 weeks)		(13 weeks)		(13 weeks)	(13 weeks)	(13 weeks)		(13 weeks)
Net Sales	$542,438		$(21,313)	(a)	$521,125	$573,556	$(24,622)	(a)	$548,934

Costs and Expenses
Cost of sales, buying and occupancy	336,893		(18,136)	(a)	318,757	359,615	(20,380)	(a)	339,235
Selling, general and administrative	186,408		(7,058)	(a)	179,350	196,627	(7,656)	(a)	188,971
Restructuring charges: kids, mens, U.K.	5,946		(5,946)	(b)	—	—	—		—
Restructuring charges: other	5,162	(c)	—		5,162	—	—		—
Impairment of store assets	943	(d)	—		943	—	—		—

Operating Income	7,086		9,827		16,913	17,314	3,414		20,728

Interest
Interest expense	5,814				5,814	9,651			9,651
Interest income	117				117	368			368

Interest Expense — net	5,697				5,697	9,283			9,283

Income Before Taxes	1,389					8,031

Income From Ongoing Core Operations Before Taxes	n/a				11,216	n/a			11,445
Income Tax Expense: Ongoing Core Operations	n/a		3,678	(e)	3,678	n/a	4,157	(e)	4,157

Net Income From Ongoing Core Operations	n/a				7,538	n/a			7,288

Net Income Per Diluted Share From Ongoing Core Operations	n/a				$0.14	n/a			$0.14

(Loss) From Non-core Businesses Before Taxes	n/a		(9,827)		(9,827)	n/a	(3,414)		(3,414)
Income Tax (Benefit): Non-core Businesses	n/a		(3,931)	(e)	(3,931)	n/a	(1,366)	(e)	(1,366)

Net (Loss) From Non-core Businesses	n/a				(5,896)	n/a			(2,048)
Net (Loss) Per Share From Non-core Businesses	n/a				$(0.11)	n/a			$(0.04)

Income Tax (Benefit) Expense	(253)		253	(e)		2,791	(2,791)	(e)

Net Income	$1,642		$—		$1,642	$5,240	$—		$5,240

Net Income Per Share
Basic	$0.03				$0.03	$0.10			$0.10

Diluted	$0.03				$0.03	$0.10			$0.10

Income From Ongoing Core Operations Before Taxes	n/a				11,216	n/a			11,445
Restructuring charges: other	n/a				5,162 (f)	n/a			—

Income From Ongoing Core Operations Before Taxes and Restructuring	n/a				16,378	n/a			11,445

Income Tax Expense on Ongoing Core Operations Before Restructuring	n/a				5,371	n/a			4,157

Net Income From Ongoing Core Operations Before Restructuring	n/a				11,007	n/a			7,288

Net Income Per Diluted Share From Ongoing Core Operations Before Restructuring	n/a				$0.21	n/a			$0.14

Weighted Average Number of Shares of Common Stock Outstanding

Basic	53,302				53,302	52,928			52,928

Diluted	53,505				53,505	53,908			53,908

Cash Dividends Paid Per Share	$0.13				$0.13	$0.13			$0.13

(a)	Adjusted to exclude results of kids, mens, and U.K. businesses

(b)	Adjusted to exclude restructuring charges related to kids, mens, and U.K. businesses. Restructuring charges primarily relate to store leases and severance

(c)	Restructuring charges primarily relate to severance and professional services related to the Company’s strategic initiatives and are part of the Company’s ongoing core operations

(d)	Impairment charge relates to the closure of under-performing core business stores and is part of the Company’s ongoing core operations

(e)	The GAAP basis income tax expense has been allocated to the Company’s ongoing core operations and non-core businesses

(f)	Amount shown is on a pre-tax basis; after tax, amount would be approximately $3.5M

SEC Regulation G
THE TALBOTS, INC. AND SUBSIDIARIES
Reconciliation of GAAP Presentation to Ongoing Core Operations Before Restructuring Charges Presentation
Amounts in thousands except per share data

	May 3,		May 5,
	2008		2007
	(13 weeks)		(13 weeks)
Net Income Per Diluted Share — GAAP Basis	$0.03		$0.10

Net Income — GAAP Basis	$1,642		$5,240
Income Tax (Benefit) Expense — GAAP Basis	(253)		2,791

Income Before Taxes — GAAP Basis	1,389		8,031

(Loss) From Non-core Businesses Before Taxes	(9,827)		(3,414)
Restructuring Charges: Other	(5,162	)(a)	—

Income From Ongoing Core Operations Before Taxes and Restructuring	16,378		11,445

Income Tax Expense on Ongoing Core Operations Before Restructuring	5,371		4,157

Net Income From Ongoing Core Operations Before Restructuring	$11,007		$7,288

Net Income Per Diluted Share From Ongoing Core Operations Before Restructuring	$0.21		$0.14

Weighted Average Number of Shares of Common Stock Outstanding: Diluted	53,505		53,908

(a)	Amount shown is on a pre-tax basis; after tax, amount would be approximately $3.5M.

SEC Regulation G
THE TALBOTS, INC. AND SUBSIDIARIES
Reconciliation of GAAP Presentation Net Income to Non-GAAP Net Income from Ongoing Core Operations

	Outlook	Actual
	January 31,	February 2,
	2009	2008
	(52 weeks)	(52 weeks)
Net (loss) per share on a GAAP basis	$(0.17)-$(0.07)	$(3.56)
Impact of the impairment of J.Jill intangibles	—	2.71
Losses and costs related to the closing of the Talbots Kids, Mens, and U.K. non-core businesses	0.64-0.59	0.24

Net income (loss) per share from ongoing core operations on a non-GAAP basis	$0.47-$0.52	$(0.61)